EXHIBIT 3.1


                      RESTATED CERTIFICATE OF INCORPORATION


                           HOLT'S CIGAR HOLDINGS, INC.

     HOLT'S CIGAR HOLDINGS, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law") and originally incorporated in Delaware on June 18, 1993 under the Name of Ashton Holdings, Inc., does hereby certify that this Restated Certificate of Incorporation amends and restates the Certificate of Incorporation and was duly adopted pursuant to Section 245 of the General Corporation Law.

     The amended and restated provisions of the Certificate of Incorporation are as follows:

I. Name. The name of the Corporation is Holt's Cigar Holdings, Inc.

II. Registered Office and Agent. The address of the registered office in the State of Delaware is 103 Springer Building, 3411 Silverside Road, Wilmington, in the County of New Castle, Delaware 19801. The name of its Registered Agent at such address is Organization Services, Inc.

III. Purposes. The purposes for which the Corporation was formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

IV. Capital Stock. (A) The total number of shares of all classes of stock which the Corporation shall have authority to issue is 26,000,000 shares. The shares shall be divided into two classes, designated as follows:

(i)  25,000,000 shares of Common stock, $.001 par value.
(ii) 1,000,000 shares of Preferred Stock, no par value.

(B)Preferred stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, in the resolution or resolutions providing for the issuance of Preferred Stock in series, and by filing a certificate pursuant to the law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix by resolution the powers, designations, preferences and relative, participating, optional or other special rights (if any), and the qualifications, limitations or restrictions (if any), of the shares of each such series. The authority of the Board of Directors shall include, but not be limited to, determination of the following:

     (i) The voting rights and powers (if any) of the Preferred Stock and each series thereof;

     (ii) The rates and time at which, and the terms and conditions on which, dividends (if any) on the Preferred Stock, and each series thereof, will be paid and any dividend preferences or rights of cumulation;


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     (iii) The rights (if any) of the holders of the Preferred Stock, and each series thereof, to convert the same into, or exchange the same for, shares of other classes (or series of classes) of capital stock of the Corporation and the terms and conditions for such conversion or exchange, including provisions for adjustment of conversion or exchange prices or rates in such events as the Board of Directors shall determine;

     (iv) The redemption rights (if any) of the Corporation and of the holders of the Preferred Stock, and each series thereof, and the times at which, and the terms and conditions on which, the Preferred Stock, and each series thereof, may be redeemed; and

     (v) The rights and preferences (if any) of the holders of the Preferred Stock, and each series thereof, upon the voluntary or involuntary liquidation, dissolution, or winding up of the Corporation.


(C) Cumulative voting of shares of any class or series of capital stock having voting rights is prohibited unless specifically provided for in the resolution of the Board of Directors with respect to a series of Preferred Stock.

V. Board of Directors. The Board of Directors shall consist of not less than one
(1) nor more than fifteen (15) persons, the exact number to be fixed and determined from time to time by resolution of the Board of Directors.

VI. Classified Board. Immediately after the filing of this Restated Certificate of Incorporation (the "Filing Date"), the Board of Directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, designated as Class I, Class II, and Class III. Class I Directors shall serve until the first annual meeting of stockholders to be held after the Filing Date. At the first annual meeting of stockholders to be held after the Filing Date, Class I Directors shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Class II Directors shall serve until the second annual meeting of stockholders to be held after the Filing Date. At the second annual meeting of stockholders to be held after the Filing Date, Class II Directors shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Class III Directors shall serve until the third annual meeting of stockholders to be held after the Filing Date. At the third annual meeting of stockholders to be held after the Filing Date, Class III Directors shall be elected for a term of three (3) years and, after expiration of such term, shall thereafter be elected every three (3) years for three (3) year terms. Each Director shall serve until his or her successor shall have been elected and qualified, even though his or her term of office as herein provided has otherwise expired, except in the event of his or her earlier death, resignation, removal or disqualification. This Paragraph VI or any portion thereof, may be changed by a By-Law amendment which is adopted by all of the then members of the Board of Directors.

Notwithstanding anything contained in this Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least sixty-six and two thirds percent (66 2/3%) of the

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combined voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal or adopt any provision inconsistent with this Paragraph VI.

VII. Limited Liability. To the fullest extent permitted by the laws of the State of Delaware as presently in effect or as hereafter amended from time to time, a Director shall have no personal liability to the Corporation or stockholders for monetary damages for breach of fiduciary duty as a Director. Any amendment to or repeal of this Article Seven shall not adversely affect any right or protection of a Director of this Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment or repeal.

VIII. Indemnification. A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except (i) for liability for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the Director derived any improper personal benefit. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reduction in the liability of a corporation's directors for breach of fiduciary duty, then a Director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware as so amended. Any repeal or modification of the foregoing provisions of this Paragraph VIII by the Stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

IX. By-Laws. The Board of Directors is authorized and empowered to adopt, amend and repeal the By-Laws of the Corporation.

X. Actions by Consent. Section 228 of the Delaware Corporation Law shall not be applicable unless the written consent is signed by the holders of at least sixty-six and 2/3 percent (66 2/3%) of all shares of the Corporation entitled to vote on the action and unless the resolution or other matter contained in the written consent or consents from Stockholders has been previously approved by all of the then members of the Board of Directors.

THE UNDERSIGNED, being the Secretary of this Corporation, does hereby declare and certify that it this Restated Certificate is his act and deed and that the facts stated herein are true and accordingly does hereunto set his hand this _____ day of October, 1997.


                                                ------------------------
                                                Michael Pitkow, Secretary


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